EXHIBIT 99.1

Whole Foods Market Reports Second Quarter Results

Company Produces Record Sales and Operating Cash Flow;
Delivers EBITDA Margin of 9.5% and EPS of $0.44;
Updates Outlook for the Fiscal Year

AUSTIN, Texas, May 04, 2016 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (NASDAQ:WFM) today reported results for the 12-week second quarter ended April 10, 2016.  For the quarter, total sales increased to a record $3.7 billion.  Comparable store sales decreased 3.0%.  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $353 million, or 9.5% of sales, diluted earnings per share were $0.44, and adjusted return on invested capital was 14%.

During the quarter, the Company produced $343 million in cash flow from operations and invested $159 million in capital expenditures, returned $44 million in quarterly dividends to shareholders and repurchased $100 million or 3.5 million shares of common stock.  The Company ended the quarter with $1.1 billion of total debt and $1.3 billion of total available capital.  Subsequent to the end of the quarter, the Company repurchased $50 million or 1.7 million shares of common stock.

“We produced record sales and operating cash flow, and returned $144 million of capital to our shareholders.  Through our improved cost structure and expense disciplines, we delivered strong EBITDA in a challenging sales environment,” said John Mackey, co-founder and co-chief executive officer of Whole Foods Market.  “Food retailing is evolving at an incredibly fast pace, and consumers have more options than ever before.  In addition to becoming more competitive on price, we are making measurable progress in fundamentally evolving our business and providing an enhanced experience for our customers across all platforms before, during and after their visit.”

“We are very excited to be just three weeks away from opening our first 365 by Whole Foods Market store on May 25 in Silver Lake, California.  Created to complement our Whole Foods Market stores, our new 365 format will offer our same industry-leading standards and dedication to food transparency in a streamlined format designed around affordability and convenience and supported by enhanced digital experiences,” said Walter Robb, co-chief executive officer of Whole Foods Market.  “We believe there is customer demand for both formats, and as a second growth vehicle, 365 allows us to attack the value-quality proposition in a new way, while maintaining the integrity the Whole Foods Market brand represents in the marketplace.  Our Silver Lake opening will be quickly followed by openings in Lake Oswego, Oregon and Bellevue, Washington.  We are excited to learn from these first three stores and evolve from there.”

The following table provides information on the Company’s comparable store sales trends for the second quarter and for the first three weeks of the 12-week third quarter.  Results for the three-week period reflect the most recent data available but represent a short period of time and may not be indicative of results for the full quarter.  Sales of a store are deemed comparable commencing in the 57th full week after the store was opened or acquired and are presented on a constant currency basis.  Companies define comparable store sales differently; thus, growth rates across companies may not be comparable.

	Comps	Change in Transactions	Change in Basket Size
Q2 ended April 10, 2016	(3.0)%	(2.1)%	(0.9	)%*
Q3 through May 1, 2016	(2.6)%

*Reflects sequential moderation from Q1 of 80 basis points in average price per item growth

Gross margin declined 103 basis points to 34.9% of sales due primarily to an increase in cost of goods sold as a percentage of sales.  LIFO was $2 million versus no charge last year, a negative impact of five basis points.  Results in the prior year included a non-routine supplier credit of $7 million, or 19 basis points.

SG&A improved 39 basis points to 27.8% of sales due primarily to a 96 basis point decrease in salaries and benefits, which was partially offset by higher depreciation, technology and marketing expenses as a percentage of sales.

Comparable store sales growth by age class for the trailing four quarters is provided in the following table.

	Trailing Four-Quarter Comps	# of Stores	% of Square Footage	Average Age (s.f. weighted)
> 11 years	(2.0)%	187	38%	17.6 years
5 to 11 years	(2.1)%	104	33%	8.0 years
< 5 years	2.8%	120	29%	2.8 years
All comparable stores	(1.1)%	411	100%	9.9 years

Year-to-Date Results
For the 28-week period ended April 10, 2016, total sales increased 2.5% to $8.5 billion.  Comparable store sales decreased 2.3%.  Average weekly sales per store were $698,000, translating to sales per gross square foot of approximately $940.  EBITDA was $752 million, or 8.8% of sales, and diluted earnings per share were $0.90.

Year to date, the Company has produced $575 million in cash flow from operations, invested $338 million in capital expenditures, returned $90 million in quarterly dividends to shareholders, and repurchased $734 million of common stock.

Growth and Development
In the second quarter, the Company opened eight new stores, expanding into two new markets.  In the third quarter, the Company has opened five new stores and expects to open seven additional stores, including the first 365 by Whole Foods Market™ store in Silver Lake, CA on May 25.  In the fourth quarter, the Company expects to open five additional stores, including two 365 stores in Lake Oswego, OR and Bellevue, WA.

The Company recently signed nine new leases for six Whole Foods Market stores and three 365 stores.  In addition, the Company has renegotiated three leases in development, converting them from Whole Foods Market stores to 365 stores. The three lease conversions average 29,000 square feet and are located in Bloomington, IN; Akron, OH; and Toledo, OH.  The Whole Foods Market leases average 49,000 square feet and are located in Santa Monica, CA; Miami, FL; Vernon Hills, IL; Jersey City, NJ; Commack, NY; and Nashville, TN.  The new 365 leases average 30,000 square feet and are located in Long Beach, CA; North Hollywood, CA; and Decatur, GA.

The Company sees potential for 1,200 Whole Foods Market stores in the United States, with the new 365 format expanding the growth opportunity beyond 1,200 stores.  The following table provides additional information about the Company’s new and acquired stores and development pipeline for Whole Foods Market and 365 stores scheduled to open through fiscal year 2021.

			Current Leases Signed:
New Store Information	FY15	FY16 YTD	WFM	365	Total
Number of stores (including relocations)	38	16	93	19	112
Relocations	6	1	16	0	16
Percentage in new markets	11%	31%	16%	26%	18%
Total square footage	1,653,000	692,000	4,165,000	557,000	4,722,000

Updated Outlook for Fiscal Year 2016

  Sales growth of up to 3%, reflecting comps of up to -2%
  Square footage growth of 7% or greater
  EBITDA margin of approximately 8.5%
  Capital expenditures of 5% of sales
  ROIC greater than 13.5%

The Company now expects to be at or below the low end of its prior sales and earnings per share ranges, reflecting recent sales trends and additional investments in marketing and technology in the second half of the year.  While the Company is hopeful that comps will improve over the course of the year as comparisons get easier and sales-building initiatives gain traction, there will be some ongoing offsetting impact from a ramp up in price investments and promotions throughout the year.  Including $0.02 per share in net accretion from year-to-date stock buybacks, the Company expects diluted earnings per share for the fiscal year of up to $1.53, implying up to $0.63 for the remainder of the year.  The Company has $603 million in remaining buyback authority and is committed to repurchasing stock on an opportunistic basis.

The Company expects a decline in operating margin for the fiscal year of approximately 70 basis points from the 6.1% reported last year excluding fourth quarter charges.  Reflecting increased value efforts as the year progresses, the year-over-year decline in gross margin, excluding LIFO, in Q3 and Q4 is expected to be greater than the 98 basis point decline in Q2.  Given the lower sales projections, the Company now expect SG&A leverage to be more in line with the 19 basis points produced year to date.  This reflects the positive impact of cost savings initiatives, net of higher depreciation and other costs, including the additional marketing and technology investments approved for later in the year.  For the remainder of the year, interest expense is expected to be approximately $25 million, and the effective tax rate is expected to be 39.0%.

Seasonality
The Company notes that average weekly sales and gross profit as a percentage of sales are typically highest in the second and third fiscal quarters, and lowest in the fourth fiscal quarter due to seasonally slower sales during the summer months.  Gross profit as a percentage of sales also is typically lower in the first fiscal quarter due to the product mix of holiday sales.  The Company notes Easter falls in the second quarter in both this year and the prior year.

About Whole Foods Market
Founded in 1978 in Austin, Texas, Whole Foods Market is the leading natural and organic foods supermarket, the first national “Certified Organic” grocer, and uniquely positioned as America’s Healthiest Grocery Store™.  In fiscal year 2015, the Company had sales of approximately $15 billion and currently has 446 stores in the United States, Canada, and the United Kingdom.  Whole Foods Market employs approximately 86,000 team members and has been ranked for 19 consecutive years as one of the “100 Best Companies to Work For” in America by Fortune magazine.  For more information, please visit www.wholefoodsmarket.com.

Disclaimer on Forward-looking Statements
Certain statements in this press release and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements are often identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that are based on the Company’s current assumptions and involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial condition, operating results and cash flows.  These forward-looking statements may include comments relating to, among other things, future earnings per share and the Company’s intention to obtain additional debt in the near term and to make planned share repurchases, some of which are subject to risks and uncertainties relating to general business conditions, conditions in the credit and capital markets, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2015 and Quarterly Report on Form 10-Q for the first quarter ended January 17, 2016, and other risks and uncertainties not presently known to us or that we currently deem immaterial.  We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made.  We do not undertake any obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT.  The dial-in number is (877) 876-9176, and the conference ID is “Whole Foods.”  A simultaneous audio webcast will be available at www.investor.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	12 weeks ended		28 weeks ended
	April 10, 2016	April 12, 2015	April 10, 2016	April 12, 2015
Sales	$3,696	$3,647	$8,524	$8,319
Cost of goods sold and occupancy costs	2,406	2,337	5,593	5,382
Gross profit	1,290	1,310	2,931	2,937
Selling, general and administrative expenses	1,028	1,029	2,402	2,360
Operating income before pre-opening and store closure	262	281	529	577
Pre-opening expenses	18	20	31	41
Relocation, store closure and lease termination costs	3	6	5	10
Operating income	241	255	493	526
Interest expense	(11)	-	(18)	-
Investment and other income	5	4	9	8
Income before income taxes	235	259	484	534
Provision for income taxes	93	101	185	208
Net income	$142	$158	$299	$326

Basic earnings per share	$0.44	$0.44	$0.90	$0.90
Weighted average shares outstanding	324.7	360.2	331.7	360.0

Diluted earnings per share	$0.44	$0.44	$0.90	$0.90
Weighted average shares outstanding, diluted basis	325.4	363.7	332.7	362.9

Dividends declared per common share	$0.135	$0.130	$0.270	$0.260

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	12 weeks ended		28 weeks ended
	April 10, 2016	April 12, 2015	April 10, 2016	April 12, 2015
Net income
(numerator for basic and diluted earnings per share)	$142	$158	$299	$326
Weighted average common shares outstanding
(denominator for basic earnings per share)	324.7	360.2	331.7	360.0
Incremental common shares attributable to dilutive effect
of share-based awards	0.7	3.5	1.0	2.9
Weighted average common shares outstanding and
potential additional common shares outstanding
(denominator for diluted earnings per share)	325.4	363.7	332.7	362.9

Basic earnings per share	$0.44	$0.44	$0.90	$0.90
Diluted earnings per share	$0.44	$0.44	$0.90	$0.90

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	12 weeks ended		28 weeks ended
	April 10, 2016	April 12, 2015	April 10, 2016	April 12, 2015
Net income	$142	$158	$299	$326
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	10	(7)	-	(18)
Other comprehensive income (loss), net of tax	10	(7)	-	(18)
Comprehensive income	$152	$151	$299	$308

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	April 10, 2016	September 27, 2015
Current assets:
Cash and cash equivalents	$805	$237
Short-term investments - available-for-sale securities	43	155
Restricted cash	125	127
Accounts receivable	230	218
Merchandise inventories	521	500
Prepaid expenses and other current assets	162	108
Deferred income taxes	198	199
Total current assets	2,084	1,544
Property and equipment, net of accumulated depreciation and amortization	3,297	3,163
Long-term investments - available-for-sale securities	-	63
Goodwill	710	710
Intangible assets, net of accumulated amortization	77	79
Deferred income taxes	145	144
Other assets	49	38
Total assets	$6,362	$5,741

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$3	$3
Accounts payable	299	295
Accrued payroll, bonus and other benefits due team members	397	436
Dividends payable	44	45
Other current liabilities	586	473
Total current liabilities	1,329	1,252
Long-term debt and capital lease obligations, less current installments	1,049	62
Deferred lease liabilities	611	587
Other long-term liabilities	88	71
Total liabilities	3,077	1,972

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value, 1,200 shares authorized;
377.0 and 377.1 shares issued; 324.8 and 348.9 shares outstanding
at 2016 and 2015, respectively	2,922	2,904
Common stock in treasury, at cost, 52.2 and 28.2 shares at 2016 and 2015, respectively	(1,836)	(1,124)
Accumulated other comprehensive loss	(28)	(28)
Retained earnings	2,227	2,017
Total shareholders’ equity	3,285	3,769
Total liabilities and shareholders’ equity	$6,362	$5,741

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	28 weeks ended
	April 10, 2016	April 12, 2015
Cash flows from operating activities
Net income	$299	$326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	259	225
Share-based payment expense	28	37
LIFO expense	4	3
Deferred income tax expense (benefit)	5	(17)
Excess tax benefit related to exercise of team member stock options	(1)	(9)
Accretion of premium/discount on marketable securities	1	10
Deferred lease liabilities	18	18
Other	1	3
Net change in current assets and liabilities:
Accounts receivable	(12)	(16)
Merchandise inventories	(25)	(39)
Prepaid expenses and other current assets	(54)	9
Accounts payable	4	21
Accrued payroll, bonus and other benefits due team members	(39)	8
Other current liabilities	76	127
Net change in other long-term liabilities	11	3
Net cash provided by operating activities	575	709
Cash flows from investing activities
Development costs of new locations	(197)	(295)
Other property and equipment expenditures	(141)	(163)
Purchases of available-for-sale securities	(176)	(273)
Sales and maturities of available-for-sale securities	350	306
Decrease (increase) in restricted cash	1	(19)
Payment for purchase of acquired entities, net of cash acquired	(11)	(4)
Other investing activities	(10)	(4)
Net cash used in investing activities	(184)	(452)
Cash flows from financing activities
Purchases of treasury stock	(734)	(90)
Common stock dividends paid	(90)	(90)
Issuance of common stock	11	49
Excess tax benefit related to exercise of team member stock options	1	9
Proceeds from long-term borrowings	999	-
Proceeds from revolving line of credit	300	-
Payments on long-term debt and capital lease obligations	(305)	-
Other financing activities	(8)	(1)
Net cash provided by (used in) financing activities	174	(123)
Effect of exchange rate changes on cash and cash equivalents	3	(1)
Net change in cash and cash equivalents	568	133
Cash and cash equivalents at beginning of period	237	190
Cash and cash equivalents at end of period	$805	$323

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$229	$176

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	12 weeks ended		28 weeks ended
EBITDA and Adjusted EBITDA	April 10, 2016	April 12, 2015	April 10, 2016	April 12, 2015
Net income	$142	$158	$299	$326
Provision for income taxes	93	101	185	208
Interest expense	11	-	18	-
Investment and other income	(5)	(4)	(9)	(8)
Operating income	241	255	493	526
Depreciation and amortization	112	100	259	225
EBITDA	353	355	752	751
Share-based payment expense	12	18	28	37
Deferred rent	12	6	24	19
Adjusted EBITDA	$377	$379	$804	$807

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	12 weeks ended		28 weeks ended
Free Cash Flow	April 10, 2016	April 12, 2015	April 10, 2016	April 12, 2015
Net cash provided by operating activities	$343	$322	$575	$709
Development costs of new locations	(106)	(143)	(197)	(295)
Other property and equipment expenditures	(53)	(63)	(141)	(163)
Free Cash Flow	$184	$116	$237	$251

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital (“ROIC”) and Adjusted ROIC as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as ROIC earnings divided by average invested capital. ROIC earnings and adjustments to ROIC earnings are defined in the following tabular reconciliation. Invested capital reflects a trailing four-quarter average.

	52 weeks ended
ROIC	April 10, 2016	April 12, 2015
Net income	$509	$604
Interest expense, net of tax	11	-
ROIC earnings	520	604
Total rent expense, net of tax[1]	273	256
Estimated depreciation on capitalized operating leases, net of tax[2]	(182)	(171)
ROIC earnings, including the effect of capitalized operating leases	$611	$689

Average working capital, excluding current portion of long-term debt	$584	$587
Average property and equipment, net	3,177	2,899
Average other assets	1,048	1,105
Average other liabilities	(666)	(605)
Average invested capital	4,143	3,986
Average estimated asset base of capitalized operating leases[3]	3,553	3,344
Average invested capital, including the effect of capitalized operating leases	$7,696	$7,330

ROIC	12.6%	15.1%
ROIC, including the effect of capitalized of operating leases	7.9%	9.4%

Adjusted ROIC
Net income	$509	$604
Interest expense, net of tax	11	-
Adjustments, net of tax[4]	47	1
Adjusted ROIC earnings	567	605
Total rent expense, net of tax[1]	273	256
Estimated depreciation on capitalized operating leases, net of tax[2]	(182)	(171)
Adjusted ROIC earnings, including the effect of capitalized operating leases	$658	$690

Average working capital, excluding current portion of long-term debt	$584	$587
Average property and equipment, net	3,177	2,899
Average other assets	1,048	1,105
Average other liabilities	(666)	(605)
Average invested capital	4,143	3,986
Average estimated asset base of capitalized operating leases[3]	3,553	3,344
Average invested capital, including the effect of capitalized operating leases	$7,696	$7,330

Adjusted ROIC	13.7%	15.2%
Adjusted ROIC, including the effect of capitalized operating leases	8.6%	9.4%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense
[4] Adjustments include non-cash asset impairment charges and Q4 2015 restructuring charge

Investor Relations Contact:
Cindy McCann
VP of Investor Relations
512.542.0204

Media Contact:
Robin Kelly
Robin.Kelly@wholefoods.com
617.417.3895